Exhibit 3.10(a)

RESTATED CERTIFICATE OF INCORPORATION

OF

SHELL MINING COMPANY

           SHELL MINING COMPANY a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is SHELL MINING COMPANY and the name under which the corporation was originally incorporated is SHELL MINING COMPANY.

          The date of filing its original Certificate of Incorporation with the Secretary of State was October 17, 1983.

          2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation in its entirety.

          3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

CERTIFICATE OF INCORPORATION
OF
SHELL MINING COMPANY

           FIRST: The name of the corporation is SHELL MINING COMPANY (hereinafter called "the Corporation" or "this Corporation").

          SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The business purposes of the Corporation are to engage in the exploration for, development, mining, production, purchasing, transportation, washing, treating, refining, and marketing of coal, oil, shale, gold, silver, crude oil, natural gas and any other minerals or natural resources or the products therefrom; to own and hold, directly or indirectly, equity or other securities or interests in corporations, partnerships or other associations or ventures engaged in one or more of the above activities to acquire and employ such property as necessary and to make and enter into such contracts and agreements as appropriate in respect to the foregoing; and, in furtherance of such business purposes, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

           FOURTH: The election of directors need not be by written ballot unless the By?Laws of the Corporation shall so provide.

          FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is Ten Thousand (10,000) shares of common stock, and the par value of each such share is one dollar ($1.00).

          SIXTH: The Board of Directors of the Corporation in exercising its powers in the furtherance of the abovestated business purposes, shall direct the management of the business and the conduct of the affairs of the Corporation by establishment of policies, procedures, and controls which shall govern the conduct of the Corporation and which shall preserve the separate legal identity of the Corporation.

          SEVENTH: A director of this Corporation, or any person serving as a director of another corporation at the request of this Corporation, shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this Corporation (or such other corporation) or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          This Corporation shall have the authority to the full extent not prohibited by law, as provided in the By-Laws of this Corporation or otherwise authorized by the Board of Directors or by the stockholders of this Corporation, to indemnify any person who is or was a director, officer, employee or agent of this Corporation or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity from and against any and all expenses, liabilities or losses asserted against, or incurred by any such person in any such capacity, or arising out of his status as such; and the indemnification authorized herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          This Corporation shall have the authority to the full extent not prohibited by law, as provided in the By-Laws of this Corporation or otherwise authorized by the Board of Directors or by the stockholders of this Corporation, to purchase and maintain insurance in any form from any affiliated or other insurance company and to use other arrangements (including, without limitation, trust funds, security interests, or surety arrangements) to protect itself or any person who is or was a director, officer, employee or agent of this Corporation or serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity against any expense, liability or loss asserted against, or incurred by any such person in any such capacity, or arising out of his status as such, whether or not this Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          4. This Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said SHELL MINING COMPANY has caused this certificate to be signed by JACK L. MAHAFFEY its PRESIDENT and attested by S. J. PAUL, its SECRETARY, this 14th day of February, 1989.

SHELL MINING COMPANY BY: /s/ Jack L. Mahaffey PRESIDENT

(CORPORATE SEAL)

ATTEST:

/s/ S.J. Paul
SECRETARY

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

          It is hereby certified that;

          1.    The name of the corporation (hereinafter called the "Corporation") is:

                     SHELL MINING COMPANY

          2.    The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L?100, City of Dover, 19901, County of Kent.

          3.    The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

          4.    The corporation has authorized the change hereinbefore set forth by resolution of its Board of Directors.

Signed on January 3, 1990

/s/ Jack L. Mahaffey J. L. Mahaffey, President

Attest:

/s/ S.J. Paul
S.J. Paul, Secretary

CERTIFICATE OF AMENDMENT OF THE
CERTIFICATE OF INCORPORATION
OF
SHELL MINING COMPANY

Adopted in accordance with the provisions
of Section 242 of the General Corporation Law of
the State of Delaware

          The undersigned officers of Shell Mining Company, a corporation existing under the laws of the State of Delaware (the “Corporation”), do hereby certify as follows:

          FIRST: The Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) is hereby amended by deleting ARTICLE THIRD in its entirety and substituting in lieu thereof a new ARTICLE THIRD as follows:

“THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.”

          SECOND: That the Board of Directors of the Corporation, in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted the foregoing amendment to the Certificate of Incorporation of the Corporation by unanimous written consent.

          THIRD: That the Sole Stockholder of the Corporation, in accordance with sections 228(c) and 242 of the General corporation Law of the State of Delaware, approved the foregoing amendment to the Certificate of Incorporation of the Corporation by unanimous written consent.

          IN WITNESS WHEREOF, the undersigned being the President and Secretary, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment of the Certificate of Incorporation as of this 10th day of November, 1992.

SHELL MINING COMPANY By: /s/ illegible Title: President

ATTEST:
/s/ S.J. Paul
Title: Secretary

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
SHELL MINING COMPANY

          The undersigned, being the Vice President and Secretary, respectively, of Shell Mining Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), do hereby certify as follows:

          1.    That the Sole Director of the Corporation pursuant to a Written Consent and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the “Amendment”) and further directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article First and creating a new Article First to read as follows (the "Amendment"):

"FIRST: The name of the corporation is SMC MINING COMPANY (hereinafter called "the Corporation" or "this Corporation")."

          2.    That the Sole Stockholder of the Corporation, by written consent, approved and adopted the Amendment in accordance with Sections 228 and 242 of the General Corpora tion Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the Vice President and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment to Certificate of Incorporation this 23rd day of November, 1992.

By: /s/ Brent Motchan Brent Motchan Vice President

ATTEST: By: /s/ Michael Kafoury
       Michael Kafoury
       Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

SMC MINING COMPANY

          The undersigned, being the Vice President and Secretary, respectively, of SMC Mining Company. a corporation and existing under and by virtue of the General Corporation law of the State of Delaware (the “Corporation”), do hereby certify as follows:

          1.    That the Directors of the Corporation pursuant to a Written Consent and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the “Amendment”) and further directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article First and creating a new Article First to read as following (the "Amendment"):

"FIRST: The name of the corporation is Bluegrass Coal Development Company (hereinafter called "the Corporation" or "this Corporation")."

          2.    That the Sole Stockholder of the Corporation, by written consent, approved and adopted the Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the Vice President and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment to Certificate of Incorporation this 5th day of December, 1995.

By: /s/ Michael A. Kafoury Michael A. Kafoury Secretary

Certificate of Ownership and Merger

Merging

Paragon Coal International, Inc.
A Delaware corporation

into

Bluegrass Coal Development Company
a Delaware corporation

          The undersigned Corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           FIRST: That the name and state of the incorporation of each of the constituent corporations of the merger is as follows:

Name Paragon Coal International, Inc. Bluegrass Coal Development Company	State of Incorporation Delaware Delaware

           SECOND: Bluegrass Coal Development Company owns 100% of the outstanding stock of Paragon Coal International, Inc.

          THIRD: That the Board of Directors of Bluegrass Coal Development Company adopted as of May 23, 1997 the following resolutions pursuant to which Paragon Coal International, Inc. is merged with and into Bluegrass Coal Development Company in accordance with Section 253(a) of the General Corporation Law of the State of Delaware:

WHEREAS it is deemed advisable and in the best interests of the Corporation that Paragon Coal International, Inc. (“Paragon”), a direct wholly?owned subsidiary of the Corporation, be merged with and into the Corporation

NOW THEREFORE, BE IT:

RESOLVED, that Paragon be merged with and into the Corporation and that the Corporation assume all of Paragon’s obligations, all in accordance with Section 253 of the General Corporation Law of the State of Delaware;

RESOLVED, that the Certificate of Ownership and Merger merging Paragon with and into the Corporation to be filed with the Secretary of State of Delaware (the “Merger Certificate”), be, and it hereby is, authorized and approved in all respects; and

RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to execute and file the Merger Certificate and to take any and all actions necessary to effectuate the merger described in the foregoing resolutions.

           FOURTH: That the name of the surviving corporation of the merger is Bluegrass Coal Development Company.

          FIFTH: The surviving corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Delaware, as well as for any enforcement of any obligation of the surviving corporation arising from the merger, and it does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process or any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 50 Jerome Lane, Fairview Heights, Illinois 62208 until the surviving shall have hereafter designated in writing to the said Secretary of State a different address for such purpose.

Bluegrass Coal Development Company By: /s/ C..K. Lane Name: C.K. Lane Title: President

Dated: May 23, 1997

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

          Bluegrass Coal Development Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is Prentice Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

          The Board of Directors of Bluegrass Coal Development Company adopted the following resolution on the 21st day of May 1999

          Resolved, that the registered office of Bluegrass Coal Development Company in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, Bluegrass Coal Development Company has caused this statement to be signed by Kevin Crutchfield, its President, this 21st day of May, 1999.

/s/ Kevin Crutchfield Kevin.Crutchfield, President